EXHIBIT 10.11

GAS PURCHASE AND SALE AGREEMENT

between

INTERMOUNTAIN GAS COMPANY
(“Buyer”)

and

INTREPID TECHNOLOGY & RESOURCES, INC.
(“Seller”)

Dated: October 25, 2005

TABLE OF CONTENTS

Page

ARTICLE 1. PURPOSE

1

ARTICLE 2. DEFINITIONS

1

ARTICLE 3. EFFECTIVE DATE AND TERM

2

ARTICLE 4. DELIVERY POINT

3

4.1

Delivery Point

3

4.2

Sufficient Capacity

3

ARTICLE 5. PERFORMANCE OBLIGATION

3

5.1

Contract Quantity

3

5.2

Regulatory Event

3

ARTICLE 6. PRICE

4

6.1

Contract Price

4

6.2

Non-Published Index

4

ARTICLE 7. TRANSPORTATION AND IMBALANCES

4

7.1

Transportation

4

ARTICLE 8. QUALITY AND MEASUREMENT

4

8.1

Quality

4

8.2

Measurement

5

8.3

Check Measurement Equipment

5

8.4

Calibration and Testing of Meters

5

8.5

Correction of Metering Errors

5

ARTICLE 9. TAXES

6

9.1

Taxes

6

9.2

Gross Receipts and Consumption, and Compensating Taxes

6

9.3

Protest and Payment

6

ARTICLE 10. BILLING, PAYMENT, AND AUDIT

7

10.1

Statement

7

10.2

Payment Date

7

10.3

Disputed Amounts

7

10.4

Interest

7

10.5

Audit

7

10.6

Netting

7

ARTICLE 11. TITLE, WARRANTY, AND INDEMNITY

8

11.1

Title

8

11.2

Warranty

8

i

11.3

Indemnity

8

ARTICLE 12. NOTICES

8

12.1

Addresses

8

12.2

Method of Delivery

8

12.3

Deemed Receipt

8

ARTICLE 13. CREDIT ASSURANCE AND EARLY TERMINATION

8

13.1

Credit Assurance

8

13.2

Events of Default

9

13.3

Early Termination

9

13.4

Payment of Net Settlement Amount

11

13.5

Forward Contract

11

13.6

Exclusive Remedy

11

ARTICLE 14. FORCE MAJEURE

11

14.1

Excused From Performance

11

14.2

Force Majeure Defined

12

14.3

Exclusions

12

14.4

Notice of Force Majeure

12

14.5

Non-Waiver

12

ARTICLE 15. WARRANTIES, REPRESENTATIONS AND COVENANTS

12

15.1

Representations and Warranties by Seller

12

15.2

Representations and Warranties by Buyer

13

ARTICLE 16. LIMITATIONS

14

ARTICLE 17. ORAL PROCEDURE

15

17.1

Oral Procedure

15

17.2

Waiver of Statute of Frauds.

15

ARTICLE 18. MISCELLANEOUS

15

18.1

Assignment.

15

18.2

Severability.

15

18.3

Non-Waiver

16

18.4

Entire Agreement

16

18.5

Governing Law

16

18.6

Headings

16

18.7

Confidentiality

16

18.8

Joint Efforts

16

18.9

Independence of Parties

16

ii

GAS PURCHASE AND SALE AGREEMENT

Intermountain Gas Company (“Buyer”), and Intrepid Technology & Resources, Inc. (“Seller”), referred to collectively herein as the “Parties” and individually as “Party”, enter into this Gas Purchase and Sale Agreement (the “Agreement”) on the 25th day of October, 2005 (the “Effective Date”).

ARTICLE 1.   PURPOSE

a)

Seller is developing a system of anaerobic digesters at certain Dairies located in the State of Idaho and is capable of delivering pipeline quality Gas that it desires to sell to Buyer;

b)

Buyer is a local distribution company serving the Southern Idaho geographical region and desires to purchase Gas from Seller on a long term basis;

Seller desires to sell Gas to Buyer and Buyer desires to purchase Gas from Seller upon the terms and conditions set forth in this Agreement;

In consideration of the premises and of the mutual benefits, covenants, and agreements herein contained, and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 2.   DEFINITIONS

The terms set forth below shall have the meaning ascribed to them below.  Other terms are also defined elsewhere in this Agreement and shall have the meanings ascribed to them herein.

“Agreement” means this Agreement and all Exhibits or formal confirmations which may be attached hereto and incorporated herein from time to time pursuant to the Oral Procedure.

“British thermal unit” or “Btu” means the International BTU, which is also called the Btu (IT).

“Business Day” means any day except Saturday, Sunday or Federal Reserve Bank holidays.

“Contract Price” means the amount expressed in U.S. Dollars per MMBtu as described in Article 6.

“Contract Quantity” means the quantity of Gas to be delivered and taken as set forth in Section 5.1.

“Contract Year” means the period from October 25, 2005 to October 31, 2006 and thereafter a period of twelve (12) Months commencing November 1, 2006, and every November 1 thereafter during the Term of this Agreement, as defined in Article 3.

“Dairies” means dairy farms with which Seller has contracted to situate anaerobic digesters to produce Gas for the purpose of sale to Buyer.

“Day” means a period of 24 consecutive hours, coextensive with a “day” as defined by Northwest.

“Delivery Point” shall refer to one or more Delivery Points and shall have the meaning as described in Article 4.

“Firm” means that either Party may interrupt its performance without liability only to the extent that such performance is prevented by reasons of Force Majeure or otherwise as may be specifically provided for herein.

“Gas” means any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.

“MMBtu” means one million British thermal units, which is equivalent to one dekatherm.

“Month” means the period beginning on the first Day of a calendar Month and ending immediately prior to the commencement of the first Day of the next calendar Month.

“Oral Procedure” has the meaning set forth in Article 17.

“Net Settlement Amount” shall have the meaning as described in Section 13.3(d).

“New Tax” or “New Taxes” as used in this Agreement means any or all governmental charges, licenses, fees, permits and assessments, or increases therein, that are imposed on this transaction that (i) were not in effect on the Effective Date of this Agreement or (ii) were not imposed on the transaction as of the Effective Date of this Agreement.

“Northwest” means Williams Pipeline Corporation (aka Northwest Pipeline Corporation).

“Payment Date” means either Seller’s Payment Date or Buyer’s Payment Date as set forth in Article 10 of this Agreement.

“Rockies FOM Index” is the Monthly “Index” per MMBtu reported for the “Northwest Pipeline Corp. Rocky Mountains” as set forth in the table “Prices of spot Gas delivered to pipelines” in the first issue of each Month of Inside FERC’s Gas Market Report, published by Platts, a McGraw Hill Company.

“Scheduled Gas” means the quantity of Gas confirmed by Buyer for receipt at the Delivery Point.

ARTICLE 3.   EFFECTIVE DATE AND TERM

This Agreement shall be effective as of the date of execution of this Agreement (“Effective Date”).  The obligations of the Parties to commence delivery and receipt of Gas under this Agreement will begin on the first Day of the Month immediately subsequent to the Day of initial delivery of Gas by Seller hereunder to the Delivery Point and continue for a term through and including October 31, 2020.

ARTICLE 4.   DELIVERY POINT

4.1

Delivery Point

.  The Delivery Point will be directly into the local distribution system of Buyer at those point(s) designated by Buyer at its sole discretion throughout the Term hereunder.

4.2

Sufficient Capacity

.  Buyer represents that its local distribution pipeline system shall possess sufficient capacity to receive and transport Gas under the terms of this Agreement.

ARTICLE 5.   PERFORMANCE OBLIGATION

5.1

Contract Quantity

.  Each Month throughout the Term hereunder, Seller agrees to sell and deliver and Buyer agrees to purchase and receive 100% of the pipeline quality Gas produced from the system of anaerobic digesters hereunder, net of that portion of such production required for system process heat and that portion, if any, to be provided to one or more of the Dairies where said anaerobic digesters are located.  Seller represents that such portion of the Gas to be provided to said Dairies shall not exceed twelve percent (12%) of the amount of Gas sold and delivered to Buyer hereunder without the prior express written agreement of the Parties hereto.  Buyer and Seller further agree that such Monthly obligation shall not exceed 20,000 MMBtu without the prior express written agreement of the Parties hereto.

5.2

Regulatory Event

.  For the purposes of this Section, “Regulatory Event” means government action requiring compliance with a new court order, law, statute, ordinance, regulation or policy having the effect of law promulgated after the Effective Date of this Agreement by a governmental authority having jurisdiction, including the imposition of New Taxes.  In the event a Regulatory Event occurs which renders a Party unable to continue to perform under this Agreement, or a Regulatory Event is the cause of rendering continued performance commercially unreasonable, the Party affected (the “Affected Party”) shall be entitled to terminate and liquidate this Agreement in accordance with Article 13, subject to the following conditions:

(a)

the Affected Party must give the other Party (“Non-Affected Party”) at least forty five (45) Days’ prior written notice (the “Regulatory Event Notice of Intent to Terminate”) of its intent to terminate and liquidate this Agreement.  During the forty five (45) Day period following the Regulatory Event Notice of Intent to Terminate, the Parties shall attempt to reach mutual agreement, to resolve the commercially unreasonable impact on the Affected Party or inability of the Affected Party to continue to perform.

(b)

if a mutual agreement is not reached within the forty five (45) Day notice period, the Affected Party will, by written notice to the Non Affected Party, specify an Early Termination Date as if a Default under Article 13 had occurred (“Termination Notice”).  Unless otherwise mutually agreed, the Non Affected Party will calculate the Net Settlement Amount under Article 13 in the same manner as if it were the Non Defaulting Party provided that such amount shall be determined without including in the calculation the financial impact that the Regulatory Event would have had over the remaining Term of this Agreement.  The Non Affected Party shall provide the calculation with supporting documentation, to the Affected Party within ten (10) Business Days of the Termination Notice.

(c)

upon a final determination of the Net Settlement Amount, the Party owing the Net Settlement Amount shall pay the Net Settlement Amount to the other Party as provided under Article 13.

ARTICLE 6.   PRICE

6.1

Contract Price

.  The “Contract Price” per MMBtu of Contract Quantity delivered and received hereunder shall be calculated each Month as follows:

A minimum price of $3.50 per MMBtu plus an Adjustment Factor defined as follows:

(1)

Ninety percent (90%) of any positive difference resulting from the subtraction of $3.50 from the Rockies FOM Index, with such Rockies FOM Index value not to exceed $5.00 plus;

(2)

If the Rockies FOM Index exceeds $5.00, fifty percent (50%) of any positive difference resulting from the subtraction of $3.50 from the Rockies FOM Index value greater than $5.00.

6.2

Non-Published Index

.  If the Rockies FOM Index is not published or ceases to be available, the Parties agree to promptly negotiate on a good faith basis a mutually satisfactory alternate reference publication or method for determining the Rockies FOM Index to take effect as of the date the prior reported index is unavailable.  If within five (5) Business Days, the Parties have not reached agreement, then the Rockies FOM Index shall be determined with each Party obtaining in good faith up to three quotes from leading dealers in the relevant market and where there are more than four quotes obtained, discarding the highest and the lowest and averaging the remaining quotes.

ARTICLE 7.   TRANSPORTATION AND IMBALANCES

7.1

Transportation

.  Seller shall have the sole responsibility for transporting the Gas to the Delivery Point.  Buyer will have the sole responsibility for transporting the Gas from the Delivery Point.

ARTICLE 8.   QUALITY AND MEASUREMENT

8.1

Quality

.  All Gas delivered by Seller hereunder shall meet the then currently existing quality specifications as contained in Section 3.2 of the General Terms and Conditions of Northwest’s FERC Gas Tariff, Third Revised Volume No. 1 as may be amended or superseded from time to time.  Gas which does not meet these quality specifications will be deemed “non-conforming” Gas.  In the event that (i) Buyer refuses to receive or transport Gas nominated for delivery by Seller to Buyer, to the extent such Gas is non-conforming, (ii) Seller delivers non-conforming Gas to Buyer’s local distribution system as measured by Buyer’s chromatograph meter or (iii) Buyer refuses to accept non-conforming Gas, to the extent of such refusal or delivery of non-conforming Gas, the event will be considered a Force Majeure event and Seller shall be relieved of its obligation to deliver and Buyer will be relieved of its obligation to receive and pay for the Gas until the situation is remedied. Both Seller and Buyer will use commercially reasonable efforts to remedy the situation as soon as possible so that deliveries can resume.

8.2

Measurement

.  The unit of quantity measurement for purposes of this Agreement shall be one MMBtu dry.  Measurement of Gas quantities hereunder shall be derived from the meter read volume computed from Buyer’s metering facilities.  Such metered volume shall be computed based upon Buyer’s meter read as of the Business Day closest to the end of each calendar Month.  Seller shall have the right to ensure the operation, maintenance, construction or installation of Buyer’s metering facilities are performed pursuant to applicable utility and regulatory standards, specifications, practices and requirements.  Seller shall have the right to be present at the time of any installation, reading, cleaning, change of charts, repair, inspection, test, calibration, or adjustment made in connection with Buyer’s measuring facilities or equipment used to measure Gas received by Buyer from Seller.  The records from measuring equipment shall remain the property of the Buyer, but upon request the Buyer will submit to the Seller its records, together with calculations there from, for inspection, subject to return within thirty (30) Days after receipt thereof.

8.3

Check Measurement Equipment

.  Seller may install check measurement equipment, provided such equipment does not interfere with the exercise of Buyer’s rights to operate its facilities under this Agreement.  Buyer shall have the right to ensure the operation, maintenance, construction or installation of Seller’s metering facilities are performed pursuant to applicable utility and regulatory standards, specifications, practices and requirements.  Buyer shall have the right to be present at the time of any installation, reading, cleaning, change of charts, repair, inspection, test, calibration, or adjustment made in connection with Seller’s measuring facilities or equipment used to Check Measure Gas received by Buyer from Seller.  The records from the check measuring equipment shall remain the property of the Seller, but upon request the Seller will submit to the Buyer its records, together with calculations there from, for inspection, subject to return within thirty (30) Days after receipt thereof.

8.4

Calibration and Testing of Meters

.  The accuracy of all measuring equipment shall be verified by its operator at reasonable intervals and, if requested, in the presence of representatives of the other Party.  The calibration and testing of Buyer’s meter(s) will occur at intervals according to accepted industry standards set forth in Buyer’s Policies and Procedures as it pertains to the particular meter(s) used.  If either Party at any time desires a special test of any measuring equipment, it will promptly notify the other Party, and the Parties shall then cooperate to secure a prompt verification of the accuracy of such equipment.  The expense of any such special test shall be borne by the requesting Party if the measurement equipment so tested is found not to be in error such that pervious recordings from the equipment must be corrected under the provisions of Section 8.5 herein.

8.5

Correction of Metering Errors

.  If, upon any test, and measuring equipment is found to be in error, such that the resultant aggregate error in the computed volumes of Gas and quantities of energy received or delivered does not exceed plus or minus two percent (+/- 2%), such errors may be taken into account in a practical manner in computing the volume of Gas and quantities of energy received or delivered.  All equipment shall, in any case, be adjusted at the time of test to record correctly.  If, however, the resultant aggregate error in the computed volumes of Gas and quantities of energy received or delivered exceeds +/- 2%, previous recordings of such equipment, and the corresponding volumes of Gas and quantities of energy received or delivered, shall be corrected to zero error for any period which is known definitely or agreed upon, but in case the period is not known definitely or agreed upon, such correction shall be for a period extending over one half of the time elapsed since the date of the last test.

ARTICLE 9.   TAXES

9.1

Taxes

.  Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas or value thereof prior to the Delivery Point, including, without limitation, and without admission to the applicable taxing authority that such Taxes are due, the following Taxes, if applicable and due:  production, severance, gathering, conservation, privilege, processors, ad valorem, resources excise, transmission, corporate income, BTU, energy, lease and transaction.  As between Buyer and Seller, Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas or the value thereof at and after the Delivery Point including, without limitation, and without admission to the applicable taxing authority that such Taxes are due, the following Taxes, if applicable and due:  gross receipts, compensating, consumption, sales, use, utility, franchise transmission, generation and privilege.

9.2

Gross Receipts and Consumption, and Compensating Taxes

.  For clarity, the Contract Price does not include any applicable state or local, gross receipts, compensating, utility, sales or use tax which may be assessed as a result of sales or use of Gas hereunder, whether measured by quantity or revenues (“Gross Receipts” or “Compensating Tax”).  If there is such a Gross Receipts or Compensating Tax, either of which being applicable to that quantity of Gas sold to or used by Buyer hereunder, Seller will invoice Buyer and Buyer will pay Seller the amount of the Gross Receipts or Compensating Tax, and Seller will remit same as required by the applicable law.

9.3

Protest and Payment

.  If a Party is required to remit or pay Taxes that are the other Party’s responsibility hereunder, the Party responsible for such Taxes shall promptly reimburse the other Party for such Taxes, except to the extent either Party has filed, or provides prior notice to the other Party that it will timely file, a good faith protest, contest, dispute or complaint with the taxing authority or applicable court with jurisdiction, which tolls the requirement to pay such Taxes.  Any Party is entitled to make such good faith protests, contests, disputes or complaints with the applicable taxing authority or applicable court with jurisdiction or to file for a request for refund for such Taxes already paid in a timely manner as to any Taxes that it is responsible to pay or remit or for which it is responsible to pay or reimburse the other Party.  In the event either Party makes such filings, the other Party shall cooperate with the filing Party by providing any relevant information within that Party’s possession, which will support the filing Party’s filing upon request by and as specified by the filing Party.  Upon the issuance by the taxing authority or court of a final, non-appealable order, which lifts the tolling of an obligation to pay and requires payment of the applicable Taxes, and absent a stay of such order, the responsible Party shall either pay directly to the applicable taxing authority, or reimburse the other Party with, such Taxes and any other amounts (including interest) required by such order.  Any Party entitled to an exemption from any such Taxes or charges shall furnish the other Party any necessary documentation thereof.

ARTICLE 10.   BILLING, PAYMENT, AND AUDIT

10.1

Statement

.  On or before the tenth (10th) day of the Month following the Month of Delivery, Buyer or its designee shall provide Seller a statement for Gas delivered and received in the preceding Month and for any other applicable charges, providing appropriate and available documentation to support the amount due and owing by Buyer to Seller.

10.2

Payment Date

.  Unless otherwise specified in this Agreement, or mutually agreed in writing by the Parties, any payments to be made under this Agreement will be made by wire transfer or Automated Clearinghouse Credit, or check, in immediately available funds, on the twenty-fifth (25th) Day of the Month following the Month of Delivery (“Payment Date”); provided, that if the Payment Date is not a Business Day, payment is due on the next Business Day following that date.  In the event of payment by check, the check must be received and capable of being cleared on or before the Payment Date.  In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section 10.2.

10.3

Disputed Amounts

.  If the invoiced Party, in good faith, disputes the amount of any such invoice or statement or any part thereof, such invoiced Party will pay such disputed amount into an escrow, trust or other account which will provide the other Party reasonable assurance that the amounts can be paid upon resolution of the dispute.  Within ten (10) Days of the original payment due date of the disputed amount, the Party disputing the amount shall provide the other Party details of its dispute and any supporting documentation available.

10.4

Interest

.  If the invoiced Party fails to remit the full amount payable when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” on the first Monday of each quarter, by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

10.5

Audit

.  A Party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books and records of the other Party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under this Agreement.  This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Agreement.  All invoices and billings shall be conclusively presumed final and accurate and all associated claims for under or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation to substantiate such objection, within two (2) years after the Month of Gas delivery if this Agreement is still in effect, but no later that one (1) year after the effective date of termination or expiry of the Term of this Agreement.  All retroactive adjustments under Article 10 shall be paid in full by the Party owing payment within ten (10) Business Days of Notice and substantiation of such inaccuracy.

10.6

Netting

.  The Parties shall net all undisputed amounts due and owing, and/or past due, arising under this Agreement such that the Party owing the greater amount shall make a single payment of the net amount to the other Party.

ARTICLE 11.   TITLE, WARRANTY, AND INDEMNITY

11.1

Title

.  Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point into Buyer’s local distribution system.  Seller shall have responsibility and as between Seller and Buyer only, risk of loss for and shall assume any liability with respect to the Gas prior to its delivery to Buyer at the Delivery Point.  Buyer shall have responsibility and as between Seller and Buyer only, risk of loss for and shall assume any liability with respect to said Gas after its delivery into the Buyer’s local distribution system at the Delivery Point.

11.2

Warranty

.  Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims.

11.3

Indemnity

.  Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including reasonable attorneys’ fees and costs of court (“Claims”), from any and all persons, arising from or out of Claims of title, personal injury or property damage from said Gas or other charges thereon which attach before title passes to Buyer.  Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of Claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Buyer.

ARTICLE 12.   NOTICES

12.1

Addresses

.  All invoices, payments and other communications made pursuant to the Agreement (“Notices”) shall be made to the addresses specified on Exhibit “A” attached hereto, which may be amended in writing by the respective Parties from time to time.

12.2

Method of Delivery

.  All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

12.3

Deemed Receipt

.  Notice shall be given when received on a Business Day by the addressee.  In the absence of proof of the actual receipt date, the following presumptions will apply.  Notices sent by facsimile shall be deemed to have been received upon the sending Party’s receipt of its facsimile machine’s confirmation of successful transmission.  If the Day on which such facsimile is received is not a Business Day or is after five p.m. at recipient’s local time on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day.  Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving Party.  Notice via first class mail shall be considered delivered five (5) Business Days after mailing.

ARTICLE 13.   CREDIT ASSURANCE AND EARLY TERMINATION

13.1

Credit Assurance

.  If either party (“X”) has reasonable grounds for insecurity regarding the performance of any obligation under this Agreement (whether or not then due) by the other party (“Y”) (including, without limitation, the occurrence of a material change in the creditworthiness of Y), X may demand Credit Assurance.  “Credit Assurance” shall mean sufficient security in the form, amount and for the term reasonably acceptable to X, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset or a performance bond or guaranty (including the issuer of any such security).

13.2

Events of Default

.  Should either Party experience any of the following events, with respect to this Agreement, it shall constitute an “Event of Default” and that Party shall be the “Defaulting Party”:

(a)

make an assignment or any general arrangement for the benefit of creditors;

(b)

file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it;

(c)

otherwise become bankrupt or insolvent (however evidenced);

(d)

have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets;

(e)

fail to give a Credit Assurance under Section 13.1 on or before five (5) Business Days following receipt of written request for Credit Assurance by the other Party; or

(f)

not have paid any amount due the other Party hereunder on or before five (5) Business Days following receipt of written Notice from the other Party (the “Non-Defaulting Party”) that such payment is overdue.

In the event of the occurrence of any of the Events of Default described in Subsections 13.2 (a), (b), (c) and (d), the Defaulting Party will provide, within seven (7) business days following the occurrence of such Event of Default, written notice to the Non-Defaulting Party specifying which Event(s) of Default has occurred.

Upon the occurrence of an Event of Default, subject to the provisions of Section 13.3, the Non-Defaulting Party shall have the right of Early Termination, as described in Section 13.3, in addition to any and all other remedies available hereunder.

13.3

Early Termination

.

(a)

If an Event of Default has occurred and is continuing, other than with respect to payments to be made from one Party to the other Party as described in Subsection 13.2 (f), upon written notice by the Non-Defaulting Party to the Defaulting Party, the Defaulting Party shall have a period of sixty (60) Days following the delivery of such written notice to the Non-Defaulting Party, to cure the specified Default.  In the event that the Defaulting Party has not effectuated a cure within such sixty (60) day period, the Non-Defaulting Party upon Notice to the Defaulting Party, may designate a Day, no earlier than the Day such Notice is given and no later than ten (10) Business Days after such Notice is given, as an early termination date (the “Early Termination Date”) for the liquidation and termination of this Agreement pursuant to this Section.

If an Event of Default has occurred as provided for in Subsection 13.2 (f), the Non-Defaulting Party shall have the right, by Notice to the Defaulting Party, at its sole election, to immediately withhold or suspend deliveries or payments, as may be applicable.  In addition thereto, the Non-Defaulting Party, upon Notice to the Defaulting Party, may designate a Day, no earlier than the Day such Notice is given and no later than twenty (20) Business Days after such Notice is given, as the Early Termination Date, for the liquidation and termination of the Agreement pursuant to this Section.

(b)

As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, (i) the amount owed (whether or not then due) by each Party with respect to all Gas delivered and received between the Parties under this Agreement on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts, for which payment has not yet been made by the Party that owes such payment under this Agreement.

(c)

The Non-Defaulting Party shall also aggregate the costs that the Non-Defaulting Party incurs in liquidating and accelerating this Agreement, or otherwise settling obligations arising from the cancellation and termination of this Agreement, including brokerage fees, commissions, and other similar transaction costs and expenses reasonably incurred by the Non-Defaulting Party including costs associated with hedging its obligations, transaction costs associated with obtaining replacement suppliers or markets (e.g. brokerage fees, or other such payments), additional transmission costs, ancillary services costs and like costs incurred in moving the replacement Gas to or from the Delivery Point) and reasonable attorneys’ fees and other reasonable litigation costs incurred in connection with enforcing its rights under this Agreement (collectively “Costs”) and such Costs shall be due to the Non-Defaulting Party.

(d)

The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the Parties under this Section so that all such amounts are netted or aggregated to a single liquidated amount payable by one Party to the other (the “Net Settlement Amount”).  At its sole option, the Non-Defaulting Party may set-off (i) any Net Settlement Amount owed to the Non-Defaulting Party against any collateral provided as assurance of performance and held by it under this Agreement; or (ii) any Net Settlement Amount payable to the Defaulting Party against any amount(s) payable in Dollars or any other currency by the Defaulting Party to the Non-Defaulting Party or its Affiliates under any other agreement or arrangement between the Defaulting Party and the Non-Defaulting Party or its Affiliates.  The obligations of the Non-Defaulting Party, the Non-Defaulting Party’s Affiliates, and the Defaulting Party under this Agreement or otherwise in respect of such amounts shall be deemed satisfied and discharged to the extent of any such set-off.  The Non-Defaulting Party will give the Defaulting Party Notice of any set-off effected under this Section provided that failure to give such Notice shall not affect the validity of the set-off.  Nothing in this paragraph shall be deemed to create a charge or other security interest.  The rights provided by this Section are in addition to and not in limitation of any other right or remedy (including any right to set-off, counterclaim, or otherwise withhold payment) to which a Party may be entitled (whether by operation of law, contract or otherwise).  “Affiliate” means, in relation to any Party, any entity controlled, directly or indirectly, by such Party, any entity that controls, directly or indirectly, such Party or any entity directly or indirectly under common control with such Party.  For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.  “Set-off as used herein means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the Non-Defaulting Party is entitled or subject to (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, the Non-Defaulting Party.

(e)

If any obligation that is to be included in any netting, aggregation or set-off pursuant to this Section is unascertained, the Non-Defaulting Party may in good faith and in a commercially reasonable manner estimate that obligation and net, aggregate or set-off, as applicable, in respect of the estimate, subject to the Non-Defaulting Party accounting and paying, if an over estimate has been made, to the Defaulting Party when the obligation is ascertained.  Any amount not then due which is included in any netting, aggregation or set-off pursuant to this Section shall be discounted to net present value in a commercially reasonable manner determined by the Non-Defaulting Party.

13.4

Payment of Net Settlement Amount

.  As soon as practicable after the Early Termination Date of this Agreement, written Notice shall be given by the Non-Defaulting Party to the Defaulting Party of the Net Settlement Amount, and whether the Net Settlement Amount is due to or due from the Non-Defaulting Party.  The Notice shall include a written statement providing all back-up documentation and prices supporting the calculation of such amount.  The Net Settlement Amount shall be paid by the close of business on the tenth (10th) Business Day following such Notice, which date shall not be earlier than the Early Termination Date.  Interest on any unpaid portion of the Net Settlement Amount shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then effective prime rate of interest published under “Money Rates” by The Wall Street Journal, on the first Monday of each quarter, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

13.5

Forward Contract

.  The Parties specifically agree that this Agreement is a “forward contract” as such term is defined in the United States Bankruptcy Code and that each Party is a “forward contract merchant” as such term is defined in the United States Bankruptcy Code.  Buyer further agrees that Seller is not a “utility” as such term is used in 11 U.S.C. Section 366, and Buyer agrees to waive and not to assert the applicability of the provisions of 11 U.S.C. Section 366 in any bankruptcy proceeding involving Buyer and this Agreement.

13.6

Exclusive Remedy

.  The Non-Defaulting Party’s remedies under this Article 13 are the sole and exclusive remedies of the Non-Defaulting Party with respect to the occurrence of any Early Termination Date.  Each Party reserves to itself all other rights, set-offs, claims, counterclaims and other defenses that it is or may be entitled to arising from this Agreement.

ARTICLE 14.   FORCE MAJEURE

14.1

Excused From Performance

.  Except with regard to a Party’s obligation to make payment(s) under this Agreement, neither Party shall be liable to the other for failure to perform a Firm obligation; to the extent such failure was caused by Force Majeure.  The term “Force Majeure” as employed herein means any cause not reasonably within the control of the Party claiming suspension, as further defined in Section 14.2.

14.2

Force Majeure Defined

.  Force Majeure shall include, but not be limited to, the following:

(a)

physical events such as acts of God, landslides, lightning, earthquakes, fires, explosions, storms or storm warnings, such as hurricanes, floods, washouts; and

(b)

weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells, lines of pipe, anaerobic digesters, or other facilities of Buyer or Seller used for the purposes of this Agreement; and

(c)

the events treated as Force Majeure under Section 8.1.

14.3

Exclusions

.  Neither Party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances:  (i) the Party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; (ii) Seller’s ability to sell Gas at a higher or more advantageous price than the Contract Price; (iii) Buyer’s ability to purchase Gas at a lower or more advantageous price than the Contract Price; (iv) a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Agreement; (v) the loss of Buyer’s market(s) or Buyer’s inability to use or resell Gas purchased hereunder, except, in either case, as provided in Section 14.2; or (vi) the loss or failure of Seller’s Gas supply, except, in either case, as provided in Section 8.1 or Section 14.2.

14.4

Notice of Force Majeure

.  The Party whose performance is prevented by Force Majeure must provide Notice to the other Party as soon as reasonably possible.  Initial Notice may be given orally; however, written Notice with reasonably full particulars of the event or occurrence is required as soon as reasonably possible.  Upon providing written Notice of Force Majeure to the other Party, the affected Party will be relieved of its obligation, from the onset of the Force Majeure event, to deliver or receive Gas, as applicable, to the extent and for the duration of Force Majeure, and neither Party shall be deemed to have failed in such obligations to the other during such occurrence or event.

14.5

Non-Waiver

.  Without restricting the generality of Section 18.3, if an event of Force Majeure occurs, the Party affected may, in its sole discretion and without notice to the other Party, determine not to make a claim of Force Majeure and to waive its rights thereunder as they would apply to such event.  Such determination or waiver shall not preclude the affected Party from claiming Force Majeure in respect of any subsequent event, including any event that is substantially similar to the event in respect of which such determination or waiver is made.

ARTICLE 15.   WARRANTIES, REPRESENTATIONS AND COVENANTS

15.1

Representations and Warranties by Seller

.  Seller represents and warrants as of the Effective Date and during the Term of this Agreement that:

(a)

It is a corporation duly organized, validly existing and in good standing under the laws of its incorporating jurisdiction.

(b)

The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated thereby have been duly authorized by all necessary board, shareholder or other company action on behalf of the Seller, and the Seller is not subject to any charter, bylaw, lien or encumbrance, agreement, instrument, order or decree of any court or governmental body which would prevent the consummation of the transactions contemplated by this Agreement.  The execution, delivery and performance of this Agreement by Seller does not and will not violate any material statute, ordinance or governmental rule or regulation applicable to Seller, or result in a breach or constitute a default under any indenture or agreement to which it is a Party or by which it or its property may be bound.  This Agreement has been duly executed and delivered by Seller, and this Agreement does, and such documents and instruments executed as the result thereof shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)

No further consent, approval, permit, license or authorization of any governmental body is required in connection with the execution, delivery and performance of this Agreement by Seller.

(d)

Neither Seller nor any Affiliate of Seller has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement nor has it taken any action which would give rise to a valid claim against Buyer for a brokerage commission, finder’s fee or other like payment.

(e)

There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, governmental agency, public board or body, pending or, to the knowledge of Seller, threatened against or affecting Seller contesting or affecting as to Seller the execution, delivery, validity, performance or enforceability of this Agreement.

(f)

To the best of Seller’s knowledge, no event has occurred and is continuing which would constitute, or upon the passage of time or the giving of notice or both could constitute, an Event of Default as to Seller under this Agreement.

15.2

Representations and Warranties by Buyer

.  Buyer represents and warrants as of the Effective Date and during the Term of this Agreement, that:

(a)

It is a corporation duly organized, validly existing and in good standing under the laws of its incorporating jurisdiction.

(b)

The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated thereby have been duly authorized by all necessary board, or other action on behalf of the Buyer, and the Buyer is not subject to any charter, bylaw, lien or encumbrance, agreement, instrument, order or decree of any court or governmental body which would prevent the consummation of the transactions contemplated by this Agreement.  The execution, delivery and performance of this Agreement by Buyer does not and will not violate any material statute, ordinance or governmental rule or regulation applicable to Buyer, or result in a breach or constitute a default under any indenture or agreement to which it is a Party or by which it or its property may be bound.  This Agreement has been duly executed and delivered by Buyer, and this Agreement does, and such documents and instruments executed as the result thereof shall, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms,  subject,  however,  to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)

Buyer has not employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement nor has it taken any action which would give rise to a valid claim against Seller for a brokerage commission, finder’s fee or other like payment.

(d)

No consent, approval, permit, order, license or authorization of any governmental body, regulatory agency or the voting public is required in connection with the execution, delivery and performance of this Agreement by Buyer, other than those that have already been obtained by Buyer.

(e)

There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, governmental agency, public board or body, pending or, to the knowledge of Buyer, threatened against or affecting Buyer contesting or affecting as to Buyer the execution, delivery, validity or enforceability of this Agreement.

(f)

To the best of Buyer’s knowledge, no event has occurred and is continuing which would constitute, or upon the passage of time or the giving of notice or both could constitute, an Event of Default as to Buyer under this Agreement.

(g)

Buyer is not in default under any material term of any agreement or instrument relating to any obligation of Buyer for or with respect to borrowed money.

ARTICLE 16.   LIMITATIONS

For breach of any provision for which an express remedy or measure of damages is provided, such express remedy or measure of damages shall be the sole and exclusive remedy.  A Party’s liability hereunder shall be limited as set forth in such provision, and all other remedies or damages at law or in equity are waived.  If no remedy or measure of damages is expressly provided herein or in a transaction, a Party’s liability shall be limited to direct actual damages only. Such direct actual damages shall be the sole and exclusive remedy, and all other remedies or damages at law or in equity are waived.  Unless expressly herein provided, neither Party shall be liable for consequential, incidental, punitive, exemplary or indirect damages, lost profits or other business interruption damages, by statute, in tort or contract, under any indemnity provision or otherwise.  It is the intent of the Parties that the limitations herein imposed on remedies and the measure of damages be without regard to the cause or causes related thereto, including the negligence of any Party, whether such negligence be sole, joint or concurrent, or active or passive unless otherwise provided in this Agreement.  To the extent any damages required to be paid hereunder are liquidated, the Parties acknowledge that the damages are difficult or impossible to determine, or otherwise obtaining an adequate remedy is inconvenient and the damages calculated hereunder constitute a reasonable approximation of the harm or loss.

ARTICLE 17.   ORAL PROCEDURE

17.1

Oral Procedure

. Where this Agreement specifies that the Oral Procedure applies, should the Parties come to an understanding regarding a particular transaction, the transaction will be formed and effectuated between the Parties by an oral offer (whether by telephone, in-person, or otherwise) and oral acceptance (whether by telephone, in-person, or otherwise).  The Parties shall confirm and acknowledge each such oral agreement contemporaneously by an informal writing, e-mail message or fax between the Parties and the Parties shall be legally bound by each transaction from the time of such confirmation and acknowledgement of each such agreement as to its terms and that each Party will rely thereon in doing business related to the transaction. Any transaction formed and effectuated pursuant to the foregoing shall be considered a “writing” or “in writing” and to have been “signed” by each Party.  The Parties further agree to prepare a formal written amendment to this Agreement , based upon each such informal confirmation and acknowledgement describing the terms and conditions of that agreed upon transaction within seven (7) Business Days of such agreement between the Parties pursuant to this Oral Procedure Section.

17.2

Waiver of Statute of Frauds

.  THE PARTIES HEREBY WAIVE ALL PROVISIONS OF ANY APPLICABLE STATUTE OF FRAUDS WITH RESPECT TO ANY TRANSACTIONS SUBJECT TO THIS ORAL PROCEDURE; PROVIDED, HOWEVER, ANY OTHER AMENDMENTS TO THE TERMS AND PROVISIONS OF THIS AGREEMENT MUST BE IN WRITING AND SIGNED BY THE PARTIES.  The Parties agree not to contest or assert a defense to the validity or enforceability of transactions entered into orally under laws relating to whether certain agreements are to be in writing or signed by the Party to be thereby bound.

ARTICLE 18.   MISCELLANEOUS

18.1

Assignment

.  This Agreement shall be binding upon and inure to the benefit of the successors, assigns, of the respective Parties hereto, and the covenants, conditions, rights and obligations of this Agreement shall run for the full Term of this Agreement, unless earlier terminated pursuant to this Agreement. No assignment of this Agreement, in whole or in part, will be made without the prior written consent of the non-assigning Party (and shall not relieve the assigning Party from liability hereunder), which consent will not be unreasonably withheld or delayed; provided, either Party may (i) transfer, sell, pledge, encumber, or assign this Agreement or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer its interest to any parent or Affiliate by assignment, merger or otherwise without the prior approval of the other Party provided that upon any such assignment, transfer and assumption, the transferor shall remain liable for and shall not be relieved of or discharged from any obligations hereunder and shall provide Notice as soon as reasonably possible of such assignment, transfer or assumption to the other Party.

18.2

Severability

.  If any provision in this Agreement is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Agreement.

18.3

Non-Waiver

.  No waiver of any breach of this Agreement, or delay, failure or refusal to exercise or enforce any rights under this Agreement, shall be held to be a waiver of any other or subsequent breach, or be construed as a waiver of any such right then existing or arising in the future.

18.4

Entire Agreement

.  This Agreement, and the Exhibits, Oral Procedure transactions, written amendments and other transactions, if applicable, attached hereto sets forth all understandings between the Parties respecting each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Agreement and any effective transaction(s).  This Agreement may be amended only by a writing executed by both Parties.

18.5

Governing Law

.  This Agreement shall be construed in accordance with the laws of the State of Idaho.

18.6

Headings

.  The headings and subheadings contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement between the Parties and shall not be used to construe or interpret the provisions of this Agreement.

18.7

Confidentiality

.  Neither Party shall disclose directly or indirectly without the prior written consent of the other Party the terms of this Agreement to a third party (other than the employees, lenders, royalty owners, counsel, accountants and other agents of the Party, or prospective purchasers of all or substantially all of a Party’s assets or of any rights under this Agreement, provided such persons shall have agreed to keep such terms confidential) except (i) in order to comply with any applicable law, order, regulation, or exchange rule; (ii) to the extent necessary for the authorization or enforcement of this Agreement; (iii) to the extent necessary to implement this Agreement; or, (iv) to the extent such information is delivered to such third party for the sole purpose of calculating a published index or resolving a dispute.  Each Party shall notify the other Party of any proceeding of which it is aware or any request for disclosure which may result in disclosure of the terms of any transaction (other than as permitted hereunder). The existence of this Agreement is not subject to this confidentiality obligation.  In the event that disclosure is required by a governmental body or applicable law, the Party subject to such requirement may disclose the material terms of this Agreement to the extent so required, but shall promptly notify the other Party, prior to disclosure, so that the other Party may obtain protective orders or similar restraints with respect to such disclosure at the expense of the other Party.

18.8

Joint Efforts

.  This Agreement shall be considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the manner in which this Agreement was negotiated, prepared, drafted or executed.

18.9

Independence of Parties

.  Each Party will be deemed to represent to the other Party each time a transaction is entered into that:  (i) it is acting for its own account, and it has made its own independent decisions to enter that transaction and as to whether that transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary; (ii) it is not relying on any communication (written or oral) of the other Party as investment advice or as a recommendation to enter into that transaction; it being understood that information and explanations related to the terms and conditions of a transaction shall not be considered investment advice or a recommendation to enter into that transaction; (iii) no communication (written or oral) received from the other Party shall be deemed to be an assurance or guarantee as to the expected results of that transaction; (iv) it is capable of assessing the merits and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that transaction; (v) it is capable of assuming, and assumes, the risks of that transaction; and (vi) the other Party is not acting as a fiduciary for, or an advisor to, it in respect of that transaction.

The Parties have executed this Agreement in multiple counterparts to be construed as one document effective as of the Effective Date.

INTERMOUNTAIN GAS COMPANY		INTREPID TECHNOLOGY & RESOURCES, INC.
By:		By:
Name: Title:	Michael P. McGrath Director Gas Supply & Regulatory Affairs	Name: Title:	Dennis Keiser Chairman, CEO & President

EXHIBIT “A”

ADDRESSES FOR NOTICES

BUYER:
Intermountain Gas Company 555 South Cole Road Boise, ID 83709
Attn: Mike Rich Telephone: (208) 377-6000 Fax: (208) 377-6097
SELLER:
Intrepid Technology & Resources, Inc. 501 W. Broadway, Suite 200 Idaho Falls, ID 83402
Attn: Dennis Keiser Telephone: (208) 529-5337 Fax: (208)529-1014

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